UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2019

Iconix Brand Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-10593	11-2481093
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1450 Broadway, 3rd floor, New York, NY	10018
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 730-0030

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On January 28, 2019, Iconix Brand Group, Inc. (the “Company”) entered into an employment agreement with John T. McClain in connection with the Company’s employment of Mr. McClain as its Executive Vice President and Chief Financial Officer commencing as of February 11, 2019 (the “Commencement Date”). The employment agreement provides that Mr. McClain will be an at-will employee and will receive an annual base salary of not less than $525,000 per year (to be prorated for any partial calendar year of employment) and certain other benefits consistent with those provided to other senior executives of the Company. In addition, Mr. McClain is eligible to receive annual cash bonuses of between 75% and 150% of his annual base salary.

Additionally, the Company will pay Mr. McClain a one-time payment of $50,000, as soon as reasonably practicable after the date on which the Company timely files its annual report in respect of the Company’s 2018 financial year on Form 10-K with the U.S. Securities and Exchange Commission (the “2018 10-K”); provided that in the event that the 2018 10-K is complete in all material respects but the Company does not file the 2018 10-K for any reason prior to March 31, 2019, then such amount will be payable to Executive on March 31, 2019.

Additionally, the employment agreement provides for the grant to Mr. McClain of the following time-vested restricted common stock units (the “Employment Inducement RSUs”) of the Company’s Common Stock, par value $0.001 per share (“Common Stock”) and performance-based restricted Common Stock units (the “Employment Inducement PSUs”) granted as employment inducement awards and in lieu of Mr. McClain’s eligibility to participate in the Company’s 2019 long-term incentive plan or any similar incentive plan effected in 2019 by the Company: the Company will grant to Mr. McClain such number of the Employment Inducement RSUs that equals the number of shares of Common Stock with an aggregate fair market value on the grant date of $262,500, and such number of the Employment Inducement PSUs that equals the number of shares of Common Stock with an aggregate fair market value on the grant date of $262,500. The Employment Inducement RSUs and Employment Inducement PSUs shall be granted on or as soon as reasonably practicable after the Commencement Date.

One-third of the Employment Inducement RSUs will vest on the Commencement Date, with the remaining two-thirds of the Employment Inducement RSUs to vest on February 11, 2020, subject to Mr. McClain’s continued employment with the Company through the vesting date; provided that, if Mr. McClain’s employment terminates for any reason before such vesting date, then all of the Employment Inducement RSUs (whether or not then vested) will be forfeited immediately for no consideration; provided further, that if Mr. McClain is terminated by the Company without cause and unrelated to the Company’s or Mr. McClain’s performance, all unvested Employment Inducement RSUs shall vest on February 11, 2020.

The Employment Inducement PSUs “cliff” vest at the end of a three-year performance period ending on December 31, 2021 (the “Performance Period”) based on the same financial performance metric to be determined by the Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”), in its sole discretion, pursuant to the Company’s 2019 long term incentive plan applicable to the Company’s other senior executives; provided that, if Mr. McClain’s employment is terminated by the Company without “cause” (and not due to his death or disability) or by him for “good reason” (each such term as defined in his employment agreement with the Company), then he will remain eligible to earn a pro rata number of the Employment Inducement PSUs, based on the percentage of the Performance Period during which he was employed by the Company, provided that the applicable performance metric is achieved on the termination date as if the termination date had been the last day of the Performance Period. The pro rata number of PSUs that would be earned by Mr. McClain in accordance with the prior sentence will become vested at the end of the Performance Period, subject to Mr. McClain’s continued compliance with certain restrictive covenants.

The equity awards described above are subject to accelerated vesting and settlement under certain circumstances (including in the event of a change of control of the Company) and forfeiture upon the termination of Mr. McClain’s employment under certain circumstances, in each case as set forth in the applicable grant agreement.

In addition to the employment inducement awards described above, commencing in 2020, the Company will grant to Mr. McClain PSUs and/or RSUs or other such cash or equity-based long-term incentives as deemed appropriated by the Compensation Committee, with an aggregate target of 100% of his then-current base salary serving as the annual guideline for aggregate fair market value of such future awards.

The employment agreement also provides for Mr. McClain to receive certain severance payments if the Company terminates his employment other than for cause (and not by reason of his death or disability) or if Mr. McClain terminates his employment for good reason, in any case, subject to his execution and non-revocation of a general release of claims. These severance payments include (i) up to 15 months of base salary continuation, (ii) any earned but unpaid annual bonus for the calendar year preceding the calendar year in which such termination of employment occurs, (iii) a prorated annual bonus for the calendar year in which such termination of employment occurs, based on the number of days of his employment during such calendar year, and assuming target performance for such calendar year, (iv) up to 15 months of Company-subsidized COBRA continuation coverage, and (v) accelerated vesting of unvested equity awards as provided in the applicable grant agreement. In the event that Mr. McClain’s employment with the Company terminates under the circumstances described above but within 18 months after a “change in control” of the Company (as defined in the employment agreement), then Mr. McClain will be entitled to a lump sum payment equal to two times the sum of (a) the annual base salary and (b) the average annual bonus paid to him for the two calendar years immediately prior to such change in control (or, if such change in control occurs in 2019, an amount equal to 75% of his annual base salary), in addition to the other severance payments described in the foregoing clauses (ii), (iv) and (v). The employment agreement also contains certain confidentiality, non-disparagement and cooperation obligations for an indefinite period of time, and certain non-competition and non-solicitation obligations during employment and for 15 months thereafter.

This brief description of the material terms of the employment agreement and the equity grants is qualified in its entirety by reference to the provisions of the agreement and exhibits thereto attached to this report as Exhibit 10.1, which is incorporated by reference herein.

Item 3.02	Unregistered Sales of Equity Securities

The disclosure in Item 1.01 of this Current Report on Form 8-K regarding the issuance of the Employment Inducement RSUs and Employment Inducement PSUs to Mr. McClain is incorporated by reference into this Item. These inducement grants are exempt from the registration requirements of the Securities Act of 1933 by virtue of Section 4(a)(2) thereof and/or Regulation D promulgated thereunder.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On January 22, 2019, Jeffrey Wood, the Company’s Interim Chief Financial Officer notified the Company of his intention to resign in order to pursue another business opportunity. The Company and Mr. Wood have agreed to make such resignation effective as of February 1, 2019. Mr. Wood’s resignation was not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On January 28, 2019, the Company appointed John T. McClain as the Company’s Executive Vice President and Chief Financial Officer, effective February 11, 2019.

Mr. McClain, 57, served as the chief financial officer of The Jones Group Inc., formerly Jones Apparel Group, a $4 billion leading global designer, marketer and wholesaler of over 25 brands with product expertise in apparel, footwear, jeanswear, jewelry and handbags, from July 2007 until the sale of Jones to Sycamore Partners in April 2014. From April 2014 to October 2015, he served as a Senior Advisor to Sycamore Partners. From November 2015 until September 2016, he served as chief financial officer of Lindblad Expeditions Holdings, Inc., a global provider of expedition cruises and adventure travel experiences. Prior to that, Mr. McClain held a number of roles at Avis Budget Group, Inc. formerly Cendant Corporation. He joined Cendant Corporation in September 1999 serving as the Senior Vice President, Finance & Corporate Controller until 2006. From July 2006 to 2007, Mr. McClain served as the chief accounting officer of Avis and chief operating officer of Cendant Finance Holdings. Mr. McClain previously held leadership roles at Sirius Satellite Radio Inc. and ITT Corporation. Mr. McClain has served as a trustee of Seritage Growth Properties, a real estate investment trust, since June 2015, and on the board of Lands’ End since May 2014. He also previously served on the board of Nine West Holdings from April 2014 until October 2015. Mr. McClain is a graduate of Lehigh University with a B.S. in accounting.

Mr. McClain is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The description of Mr. McClain’s employment agreement set forth in Item 1.01 is incorporated herein by reference. A press release announcing the appointment of Mr. McClain as the Company’s Chief Financial Officer, as well as the inducement grants to Mr. McClain, was issued by the Company on January 28, 2019, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Employment Agreement entered into January 28, 2019 by and between Iconix Brand Group, Inc. and John T. McClain.

99.1	Press Release of the Company, dated January 28, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ICONIX BRAND GROUP, INC.

(Registrant)

By:	/s/ Bob Galvin
Robert C. Galvin
President & Chief Executive Officer

Date: January 28, 2019